Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Second Quarter 2024 Results

•
Consumer Money Transfer transactions grew 4% in Q2 led by 13% growth in Branded Digital transactions
•
Q2 GAAP revenue of $1.07 billion, down 9% on a reported basis, or down 7% on an adjusted basis, including 7% headwind from Iraq
•
Consumer Services revenue grew 21% on a reported basis and 14% on an adjusted basis
•
Q2 GAAP EPS of $0.41 or adjusted EPS of $0.44

DENVER, July 30, 2024 – The Western Union Company (the “Company” or “Western Union”) (NYSE: WU) today reported second quarter 2024 financial results.

The Company’s second-quarter revenue of $1.07 billion decreased 9% on a reported basis or decreased 7% on an adjusted basis. The revenue decline was driven by lower contribution from Iraq compared to the prior year period as well as the sale of Business Solutions. Iraq negatively impacted the adjusted revenue growth rate by 7 percentage points.

“This quarter we reported positive adjusted revenue growth for the first time since 2021, excluding Iraq. This demonstrates we are turning the corner on a number of the initiatives we put into place as part of our new go-to-market strategy” said Devin McGranahan, President and Chief Executive Officer. “We believe these results show that our goal to drive sustainable positive revenue growth in 2025 and beyond is achievable.”

GAAP EPS in the second quarter was $0.41 compared to $0.47 in the prior year period. Adjusted EPS in the second quarter was $0.44 compared to $0.51 in the prior year period. GAAP and adjusted EPS in the current period were impacted by lower operating profit associated with lower Iraq revenue partially mitigated by a lower share count.

Q2 Business Results

•
The Company’s Consumer Money Transfer (CMT) segment revenue decreased 10% on a reported basis and 9% on an adjusted basis, while transactions increased 4% compared to the prior period. The revenue decline was largely driven by lower contribution from Iraq. Excluding Iraq, transaction growth was 5% in the second quarter, which was similar to the first quarter of 2024.

•
Branded Digital revenue increased 5% on a reported or 7% on an adjusted basis with transaction growth of 13%. The Branded Digital business represented 24% and 31% of total CMT revenues and transactions, respectively.
•
Consumer Services segment revenue grew 21% on a reported basis and 14% on an adjusted basis, benefiting from new or expanded products, led by the expansion of our retail foreign exchange, as well as the continued strength of our Retail Money Order business.

Q2 Financial Results

•
GAAP operating margin in the quarter was 17.9%, compared to 20.7% in the prior year period, while the adjusted operating margin was 19.0% compared to 21.8% in the prior year period. GAAP and adjusted operating margins decreased mainly due to lower contribution from Iraq and incremental volatility in foreign currencies.
•
The GAAP effective tax rate in the quarter was 14.7%, compared to 18.6% in the prior year period. The adjusted effective tax rate was 16.0% in both periods. The decrease in GAAP rate was primarily due to a reduction in domestic income and a non-recurring benefit in the current period.

2024 Outlook

Based on the performance, the Company reiterated its full year 2024 outlook. The outlook assumes no material changes in macroeconomic conditions.

2024 Outlook[1]
	GAAP	Adjusted
Revenue[2]	$4,125 to $4,200	$4,150 to $4,225
Operating Margin	18% to 20%	19% to 21%
EPS[3]	$1.62 to $1.72	$1.70 to $1.80

1 Assumes $10 to $30 million of revenue from Iraq per quarter for the remainder of the year

2 In millions, adjusted revenue excludes the impact of currency and Argentina inflation

3 The GAAP and adjusted effective tax rates are expected to be in the mid-teens range

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal).

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the conference call via telephone in the U.S., dial +1 (719) 359-4580 15 minutes prior to the start of the call, followed by the meeting ID, which is 931 4556 9038, and the passcode, which is 422904, or follow this link. To listen to the conference call via telephone outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 931 4556 9038, and the passcode, which is 422904.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “targets,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook,” “projects,” “designed to,” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2023. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price or customer experience, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers; changes in tax laws, or their interpretation, any subsequent regulation, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to attract and retain qualified key employees and to manage our workforce successfully; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, immigration, and sustainability reporting including climate-related reporting; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with, or investigations or enforcement actions by regulators and other government authorities; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as catastrophic events and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Our leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments—across more than 200 countries and territories and over 130 currencies—to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Our goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Brad Jones

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
Revenues	$1,066.4	$1,170.0	(9)%	$2,115.5	$2,206.9	(4)%
Expenses:
Cost of services	663.9	698.9	(5)%	1,305.2	1,328.4	(2)%
Selling, general, and administrative	211.8	228.5	(7)%	427.5	431.2	(1)%
Total expenses	875.7	927.4	(6)%	1,732.7	1,759.6	(2)%
Operating income	190.7	242.6	(21)%	382.8	447.3	(14)%
Other income/(expense):
Interest income	3.7	4.2	(11)%	6.8	7.4	(8)%
Interest expense	(31.1)	(27.0)	15%	(57.2)	(52.0)	10%
Other income/(expense), net	1.9	(3.4)	(a)	2.8	(5.3)	(a)
Total other expense, net	(25.5)	(26.2)	(3)%	(47.6)	(49.9)	(5)%
Income before income taxes	165.2	216.4	(24)%	335.2	397.4	(16)%
Provision for income taxes	24.2	40.2	(39)%	51.5	69.4	(26)%
Net income	$141.0	$176.2	(20)%	$283.7	$328.0	(14)%
Earnings per share:
Basic	$0.42	$0.47	(11)%	$0.83	$0.88	(6)%
Diluted	$0.41	$0.47	(13)%	$0.83	$0.87	(5)%
Weighted-average shares outstanding:
Basic	338.6	375.0		341.5	374.7
Diluted	339.6	375.6		342.6	375.6

___________________________________________

(a)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	June 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,033.0	$1,268.6
Settlement assets	3,648.3	3,687.0
Property and equipment, net of accumulated depreciation of $440.5 and $438.8, respectively	82.6	91.4
Goodwill	2,056.4	2,034.6
Other intangible assets, net of accumulated amortization of $652.3 and $685.9, respectively	347.0	380.2
Other assets	804.0	737.0
Total assets	$7,971.3	$8,198.8
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$376.5	$453.0
Settlement obligations	3,648.3	3,687.0
Income taxes payable	454.0	659.5
Deferred tax liability, net	144.0	147.6
Borrowings	2,635.8	2,504.6
Other liabilities	271.9	268.1
Total liabilities	7,530.5	7,719.8

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 337.8 shares and 350.5 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	3.4	3.5
Capital surplus	1,050.8	1,031.9
Accumulated deficit	(451.3)	(389.1)
Accumulated other comprehensive loss	(162.1)	(167.3)
Total stockholders' equity	440.8	479.0
Total liabilities and stockholders' equity	$7,971.3	$8,198.8

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities
Net income	$283.7	$328.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92.7	92.5
Other non-cash items, net	50.4	35.6
Increase/(decrease) in cash, excluding the effects of acquisitions and divestitures, resulting from changes in:
Other assets	(72.9)	(52.7)
Accounts payable and accrued liabilities	(75.3)	(52.0)
Income taxes payable	(208.8)	(86.4)
Other liabilities	(9.6)	(1.0)
Net cash provided by operating activities	60.2	264.0
Cash flows from investing activities
Capital expenditures	(64.5)	(90.1)
Purchases of settlement investments	(251.6)	(198.3)
Proceeds from the sale of settlement investments	171.8	66.8
Maturities of settlement investments	96.9	54.3
Proceeds from the sale of non-settlement investments	—	100.0
Other investing activities	(21.0)	2.2
Net cash used in investing activities	(68.4)	(65.1)
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(162.3)	(178.7)
Common stock repurchased	(180.8)	(6.0)
Net proceeds from commercial paper	129.9	494.6
Principal payments on borrowings	—	(300.0)
Proceeds from exercise of options	—	0.3
Net change in settlement obligations	(78.5)	(619.8)
Other financing activities	(0.9)	0.1
Net cash used in financing activities	(292.6)	(609.5)
Net change in cash and cash equivalents, including settlement, and restricted cash	(300.8)	(410.6)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	1,786.2	2,040.7
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,485.4	$1,630.1

	June 30,
	2024	2023
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,033.0	$1,585.9
Settlement cash and cash equivalents	434.7	11.1
Restricted cash in Other assets	17.7	33.1
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,485.4	$1,630.1

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
Revenues:
Consumer Money Transfer	$965.0	$1,072.2	(10)%	$1,927.0	$2,010.5	(4)%
Consumer Services	101.4	83.5	21%	188.5	166.7	13%
Business Solutions (a)	—	14.3	(e)	—	29.7	(e)
Total consolidated revenues	$1,066.4	$1,170.0	(9)%	$2,115.5	$2,206.9	(4)%
Segment operating income:
Consumer Money Transfer	$191.5	$230.7	(17)%	$379.1	$408.5	(7)%
Consumer Services	11.1	18.4	(39)%	29.7	50.5	(41)%
Business Solutions (a)	—	1.8	(e)	—	3.7	(e)
Total segment operating income	202.6	250.9	(19)%	408.8	462.7	(12)%
Redeployment program costs (b)	(9.4)	(8.3)	14%	(23.4)	(15.4)	52%
Acquisition, separation, and integration costs (c)	(0.5)	—	(e)	(0.6)	—	(e)
Amortization and impairment of acquisition-related intangible assets (d)	(2.0)	—	(e)	(2.0)	—	(e)
Total consolidated operating income	$190.7	$242.6	(21)%	$382.8	$447.3	(14)%
Segment operating income margin
Consumer Money Transfer	19.8%	21.5%	(1.7)%	19.7%	20.3%	(0.6)%
Consumer Services	11.0%	22.0%	(11.0)%	15.8%	30.3%	(14.5)%
Business Solutions (a)	—	12.1%	(e)	—	12.4%	(e)

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business. The sale was completed with the final closing on July 1, 2023.
(b)
Represents severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy, as previously announced in October 2022. Expenses incurred under the program also include non-cash impairments of operating lease right-of-use assets and property and equipment. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker (“CODM”) for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(c)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company’s acquisitions. Beginning in 2024, the Company changed its segment reporting methodology to no longer allocate these costs to its segments. These costs were previously allocated entirely to Consumer Services, and the amount included in the Consumer Services segment was immaterial for both the three and six months ended June 30, 2023. The expenses are no longer included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(d)
Represents the incremental non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions. The expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(e)
Calculation not meaningful.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
Consolidated Metrics
Revenues (GAAP) - YoY % change		3%	1%	(4)%	(3)%	1%	(9)%	(4)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	6%	4%	(1)%	1%	3%	(7)%	(2)%
Operating margin (GAAP)		20.7%	19.2%	15.1%	18.8%	18.3%	17.9%	18.1%
Adjusted operating margin (non-GAAP)	(b)	21.8%	19.6%	16.1%	19.6%	19.7%	19.0%	19.3%

Consumer Money Transfer (CMT) Segment Metrics
Revenues (GAAP) - YoY % change		4%	4%	(1)%	0%	3%	(10)%	(4)%
Adjusted revenues (non-GAAP) - YoY % change	(g)	5%	3%	(1)%	0%	3%	(9)%	(3)%

Transactions (in millions)		70.6	70.6	72.9	279.4	69.0	73.3	142.3
Transactions - YoY % change		4%	5%	5%	2%	6%	4%	5%

Cross-border principal, as reported - YoY % change		17%	13%	8%	9%	7%	(6)%	0%
Cross-border principal (constant currency) - YoY % change	(h)	18%	11%	7%	9%	7%	(5)%	1%

Operating margin		21.5%	19.0%	15.3%	18.7%	19.5%	19.8%	19.7%

Branded Digital revenues (GAAP) - YoY % change	(gg)	(2)%	3%	4%	0%	9%	5%	7%
Branded Digital foreign currency translation and Argentina inflation impact	(k)	0%	0%	0%	0%	0%	2%	1%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	(2)%	3%	4%	0%	9%	7%	8%
Branded Digital transactions - YoY % change	(gg)	12%	12%	13%	11%	13%	13%	13%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
CMT Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(8)%	(3)%	(1)%	(5)%	2%	1%	1%
NA region foreign currency translation impact	(k)	1%	0%	0%	0%	0%	0%	1%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(7)%	(3)%	(1)%	(5)%	2%	1%	2%
NA region transactions	(aa), (bb)	4%	7%	6%	5%	6%	6%	6%

EU & CIS region revenues (GAAP)	(aa), (cc)	(12)%	(9)%	(8)%	(11)%	(5)%	(6)%	(6)%
EU & CIS region foreign currency translation impact	(k)	2%	(1)%	(1)%	0%	0%	2%	2%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	(10)%	(10)%	(9)%	(11)%	(5)%	(4)%	(4)%
EU & CIS region transactions	(aa), (cc)	(1)%	0%	4%	(6)%	5%	3%	4%

MEASA region revenues (GAAP)	(aa), (dd)	66%	42%	12%	31%	16%	(35)%	(15)%
MEASA region foreign currency translation impact	(k)	1%	0%	0%	1%	1%	0%	0%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	67%	42%	12%	32%	17%	(35)%	(15)%
MEASA region transactions	(aa), (dd)	8%	9%	7%	6%	6%	0%	3%

LACA region revenues (GAAP)	(aa), (ee)	6%	10%	2%	8%	7%	8%	8%
LACA region foreign currency translation and Argentina inflation impact	(k)	(2)%	(5)%	(4)%	(3)%	(2)%	0%	(2)%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	4%	5%	(2)%	5%	5%	8%	6%
LACA region transactions	(aa), (ee)	8%	9%	4%	7%	3%	2%	3%

APAC region revenues (GAAP)	(aa), (ff)	(7)%	(8)%	(7)%	(7)%	(10)%	(11)%	(11)%
APAC region foreign currency translation impact	(k)	3%	1%	2%	2%	4%	6%	6%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(4)%	(7)%	(5)%	(5)%	(6)%	(5)%	(5)%
APAC region transactions	(aa), (ff)	1%	0%	6%	1%	7%	6%	6%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
% of CMT Revenue
NA region revenues	(aa), (bb)	35%	37%	39%	37%	38%	40%	38%
EU & CIS region revenues	(aa), (cc)	24%	24%	25%	25%	24%	25%	25%
MEASA region revenues	(aa), (dd)	26%	23%	18%	21%	21%	18%	20%
LACA region revenues	(aa), (ee)	10%	11%	12%	11%	12%	12%	12%
APAC region revenues	(aa), (ff)	5%	5%	6%	6%	5%	5%	5%

Branded Digital revenues	(aa), (gg)	21%	21%	23%	22%	23%	24%	24%

Consumer Services (CS)
Revenues (GAAP) - YoY % change		10%	22%	(1)%	13%	5%	21%	13%
Adjusted revenues (non-GAAP) - YoY % change	(i)	16%	24%	6%	17%	8%	14%	11%
Operating margin		22.0%	27.5%	26.6%	28.7%	21.3%	11.0%	15.8%

% of Total Company Revenue (GAAP)
Consumer Money Transfer segment revenues		92%	93%	93%	92%	92%	90%	91%
Consumer Services segment revenues		7%	7%	7%	7%	8%	10%	9%
Business Solutions segment revenues		1%	0%	0%	1%	0%	0%	0%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented within this press release and related tables provide meaningful supplemental information regarding the Company’s results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze operating, profitability, and other financial performance trends in the Company’s underlying business because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company's underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,170.0	$1,097.8	$1,052.3	$4,357.0	$1,049.1	$1,066.4	$2,115.5
	Foreign currency translation and Argentina inflation impact	(k)	8.2	(5.9)	1.2	15.4	5.6	6.4	12.0
	Revenues, constant currency, net of Argentina inflation (non-GAAP)		1,178.2	1,091.9	1,053.5	4,372.4	1,054.7	1,072.8	2,127.5
	Less Business Solutions revenues, constant currency (non-GAAP)	(k), (n)	(13.9)	—	—	(29.9)	—	—	—
	Adjusted revenues (non-GAAP)		$1,164.3	$1,091.9	$1,053.5	$4,342.5	$1,054.7	$1,072.8	$2,127.5
	Prior year revenues (GAAP)		$1,138.3	$1,089.6	$1,091.9	$4,475.5	$1,036.9	$1,170.0	$2,206.9
	Less prior year revenues from Business Solutions (GAAP)	(n)	(35.7)	(42.6)	(29.5)	(196.9)	(15.4)	(14.3)	(29.7)
	Adjusted prior year revenues (non-GAAP)		$1,102.6	$1,047.0	$1,062.4	$4,278.6	$1,021.5	$1,155.7	$2,177.2
	Revenues (GAAP) - YoY % change		3%	1%	(4)%	(3)%	1%	(9)%	(4)%
	Revenues, constant currency, net of Argentina inflation (non-GAAP) - YoY% change		4%	0%	(4)%	(2)%	2%	(8)%	(4)%
	Adjusted revenues (non-GAAP) - YoY % change		6%	4%	(1)%	1%	3%	(7)%	(2)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$242.6	$210.9	$159.3	$817.5	$192.1	$190.7	$382.8
	Acquisition, separation, and integration costs	(m)	2.4	0.5	0.2	3.1	0.1	0.5	0.6
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	—	—	2.0	2.0
	Redeployment program costs	(o)	8.3	4.1	10.0	29.5	14.0	9.4	23.4
	Less Business Solutions operating income	(n)	(1.7)	—	—	(3.6)	—	—	—
	Adjusted operating income (non-GAAP)		$251.6	$215.5	$169.5	$846.5	$206.2	$202.6	$408.8
	Operating margin (GAAP)		20.7%	19.2%	15.1%	18.8%	18.3%	17.9%	18.1%
	Adjusted operating margin (non-GAAP)		21.8%	19.6%	16.1%	19.6%	19.7%	19.0%	19.3%

(c)	Net income (GAAP)		$176.2	$171.0	$127.0	$626.0	$142.7	$141.0	$283.7
	Acquisition, separation, and integration costs	(m)	2.4	0.5	0.2	3.1	0.1	0.5	0.6
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	—	—	2.0	2.0
	Business Solutions gain	(n)	—	(18.0)	—	(18.0)	—	—	—
	Redeployment program costs	(o)	8.3	4.1	10.0	29.5	14.0	9.4	23.4
	Income tax expense/(benefit) from other adjustments	(m), (n), (o), (p), (q)	3.8	1.7	(4.6)	4.6	(1.5)	(4.0)	(5.5)
	Adjusted net income (non-GAAP)		$190.7	$159.3	$132.6	$645.2	$155.3	$148.9	$304.2

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
	Consolidated Metrics cont.
(d)	Net income (GAAP)		$176.2	$171.0	$127.0	$626.0	$142.7	$141.0	$283.7
	Provision for income taxes		40.2	33.3	17.1	119.8	27.3	24.2	51.5
	Interest income		(4.2)	(3.6)	(4.6)	(15.6)	(3.1)	(3.7)	(6.8)
	Interest expense		27.0	27.0	26.3	105.3	26.1	31.1	57.2
	Depreciation and amortization		45.9	46.0	45.1	183.6	46.6	46.1	92.7
	Other (income)/expense, net		3.4	1.2	(6.5)	—	(0.9)	(1.9)	(2.8)
	Business Solutions gain	(n)	—	(18.0)	—	(18.0)	—	—	—
	Acquisition, separation, and integration costs	(m)	2.4	0.5	0.2	3.1	0.1	0.5	0.6
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	—	—	2.0	2.0
	Redeployment program costs	(o)	8.3	4.1	10.0	29.5	14.0	9.4	23.4
	Less Business Solutions operating income	(n)	(1.7)	—	—	(3.6)	—	—	—
	Adjusted EBITDA (non-GAAP)	(l)	$297.5	$261.5	$214.6	$1,030.1	$252.8	$248.7	$501.5

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
	Consolidated Metrics cont.
(e)	Effective tax rate (GAAP)		19%	16%	12%	16%	16%	15%	15%
	Other adjustments	(m), (n), (o), (p), (q)	(3)%	1%	2%	(1)%	0%	1%	1%
	Adjusted effective tax rate (non-GAAP)		16%	17%	14%	15%	16%	16%	16%

(f)	Diluted earnings per share (GAAP) ($- dollars)		$0.47	$0.46	$0.35	$1.68	$0.41	$0.41	$0.83
	Pretax impacts from the following:
	Acquisition, separation, and integration costs	(m)	0.01	—	—	0.01	—	—	—
	Amortization and impairment of acquisition-related intangible assets	(p)	—	—	—	—	—	0.01	0.01
	Business Solutions gain	(n)	—	(0.05)	—	(0.05)	—	—	—
	Redeployment program costs	(o)	0.02	0.01	0.03	0.08	0.04	0.03	0.07
	Income tax expense/(benefit) impacts from the following:
	Other adjustments	(m), (n), (o), (p), (q)	0.01	0.01	(0.01)	0.02	—	(0.01)	(0.02)
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.51	$0.43	$0.37	$1.74	$0.45	$0.44	$0.89

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q23	3Q23	4Q23	FY2023	1Q24	2Q24	YTD 2Q24
	CMT Segment Metrics
(g)	Revenues (GAAP)		$1,072.2	$1,019.0	$975.5	$4,005.0	$962.0	$965.0	$1,927.0
	Foreign currency translation and Argentina inflation impact	(k)	4.5	(7.1)	(3.4)	4.6	2.5	12.7	15.2
	Revenues, constant currency, net of Argentina inflation (non-GAAP)		$1,076.7	$1,011.9	$972.1	$4,009.6	$964.5	$977.7	$1,942.2
	Prior year revenues (GAAP)		$1,026.9	$982.4	$985.2	$3,993.5	$938.3	$1,072.2	$2,010.5
	Revenues (GAAP) - YoY % change		4%	4%	(1)%	0%	3%	(10)%	(4)%
	Adjusted revenues (non-GAAP) - YoY % change		5%	3%	(1)%	0%	3%	(9)%	(3)%

(h)	Cross-border principal, as reported ($- billions)		$27.5	$26.0	$25.2	$101.7	$24.6	$25.9	$50.5
	Foreign currency translation impact	(k)	0.0	(0.3)	(0.2)	0.0	0.0	0.3	0.3
	Cross-border principal, constant currency ($- billions)		$27.5	$25.7	$25.0	$101.7	$24.6	$26.2	$50.8
	Prior year cross-border principal, as reported ($- billions)		$23.4	$23.0	$23.4	$93.6	$23.0	$27.5	$50.5
	Cross-border principal, as reported - YoY % change		17%	13%	8%	9%	7%	(6)%	0%
	Cross-border principal, constant currency - YoY % change		18%	11%	7%	9%	7%	(5)%	1%

	CS Segment Metrics
(i)	Revenues (GAAP)		$83.5	$78.8	$76.8	$322.3	$87.1	$101.4	$188.5
	Foreign currency translation and Argentina inflation impact	(k)	4.1	1.2	4.8	10.7	3.0	(6.2)	(3.2)
	Revenues, constant currency, net of Argentina inflation (non-GAAP)		$87.6	$80.0	$81.6	$333.0	$90.1	$95.2	$185.3
	Prior year revenues (GAAP)		$75.7	$64.6	$77.2	$285.1	$83.2	$83.5	$166.7
	Revenues (GAAP) - YoY % change		10%	22%	(1)%	13%	5%	21%	13%
	Adjusted revenues (non-GAAP) - YoY % change		16%	24%	6%	17%	8%	14%	11%

	Business Solutions Segment Metrics
(j)	Revenues (GAAP)		$14.3	$—	$—	$29.7	$—	$—	$—
	Foreign currency translation impact	(k)	(0.4)	—	—	0.2	—	—	—
	Revenues, constant currency (non-GAAP)		$13.9	$—	$—	$29.9	$—	$—	$—

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

2024 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP)		$4,125	$4,200
Foreign currency translation and Argentina inflation impact	(k)	25	25
Revenues, adjusted (non-GAAP)		$4,150	$4,225

		Range
Operating margin (GAAP)		18%	20%
Redeployment program costs	(o)	1%	1%
Impact from acquisition, separation, and integration costs	(m)	0%	0%
Amortization and impairment of acquisition-related intangible assets	(p)	0%	0%
Operating margin, adjusted (non-GAAP)		19%	21%

		Range
Earnings per share (GAAP) ($- dollars)		$1.62	$1.72
Redeployment program costs	(o)	0.08	0.08
Acquisition, separation, and integration costs	(m)	—	—
Amortization and impairment of acquisition-related intangible assets	(p)	0.01	0.01
Income taxes associated with these adjustments	(m), (o), (p), (q)	(0.01)	(0.01)
Earnings per share, adjusted (non-GAAP) ($- dollars)		$1.70	$1.80

Non-GAAP related notes:

(k)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Constant currency results also reflect the impact of Argentina inflation, where indicated, due to its economy being hyperinflationary. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal).
(l)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(m)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company's acquisitions. Beginning in 2024, the expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation.
(n)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the “Buyer”). The sale was completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The final closing, which included the European Union operations, occurred on July 1, 2023 and resulted in a gain of $18.0 million. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture.
(o)
Represents severance, expenses associated with streamlining the Company's organizational and legal structure, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people strategy as previously announced in October 2022. Expenses incurred under the program also include non-cash impairments of operating lease right-of-use assets and property and equipment. The expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. The Company has also excluded a tax benefit directly associated with streamlining the Company’s legal structure in the fourth quarter of 2023 from its measures of adjusted net income, adjusted effective tax rate, and adjusted diluted earnings per share.
(p)
Represents the incremental non-cash amortization and impairment of acquired intangible assets in connection with recent business acquisitions. The expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(q)
In addition to the income tax effects of the adjustments described above, the second quarter of 2024 includes an adjustment to exclude income tax benefit of $2.6 million related to the non-cash impact of remeasuring the Company’s deferred tax assets and liabilities for tax law changes that were enacted in the period in Barbados.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer Money Transfer segment.
(cc)
Represents the Europe and the Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer Money Transfer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer Money Transfer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer Money Transfer segment, including Mexico.
(ff)
Represents the Asia Pacific (“APAC”) region of the Company’s Consumer Money Transfer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“Branded Digital”).